                                                                    EXHIBIT 24.3

                               POWER OF ATTORNEY

   WHEREAS, Global Crossing Ltd., a company incorporated under the laws of Bermuda (the "Company"), proposes to file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, a pre-effective amendment to the Registration Statement on Form S-4 (File No. 333-94449).

   NOW, THEREFORE, the undersigned hereby appoints Dan J. Cohrs as attorney for the undersigned for the purpose of executing and filing such pre-effective amendment to such registration statement and any amendment or amendments thereto or other necessary documents, hereby giving to said attorney fully authority to perform all acts necessary thereto as fully as the undersigned could do if personally present, and hereby ratifying all that said attorney may lawfully do or cause to be done by virtue hereof.

   IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 18th day of April, 2000.

                                                   /s/ Leo J. Hindery
                                          _____________________________________
                                                     Leo J. Hindery